72520263v19 EXECUTION VERSION ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2022, by and among August Mack Environmental, Inc., an Indiana corporation (the “Buyer”), Comstock Environmental Services, LLC, a Virginia limited liability company (the “Seller”), and Comstock Holding Companies, Inc., a Delaware corporation (the “CHCI” and, together with the Seller, the “Seller Parties”). The Buyer, the Seller and CHCI sometimes are collectively referred to as the “Parties” and sometimes are individually referred to as a “Party”. WITNESSETH THAT: WHEREAS, the Seller is in the business of providing environmental engineering, environmental consulting services and tank construction services (the “Business”); WHEREAS, the Seller owns all of the assets (real, personal, tangible, intangible and mixed) used, useful or held for use in the operation of the Business; WHEREAS, CHCI is the sole owner and manager of the entity that directly owns all of the issued and outstanding equity interests of Seller; and WHEREAS, the Seller desires to sell, and the Buyer desires to buy, substantially all of the assets (and assume certain of the liabilities) of the Seller used or useful in the operation of the Business, on the terms and subject to the conditions set forth in this Agreement. NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows: ARTICLE 1 ASSETS PURCHASED; LIABILITIES ASSUMED 1.1 Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall sell to the Buyer and the Buyer shall buy from the Seller, free and clear of any liens, restrictions, restrictions on transfer, options, pledges, rights of first refusal, mortgages, licenses, easements, security interests, claims, charges or encumbrances of any kind or nature whatsoever (collectively, “Liens”), substantially all of the assets of the Seller used or held for use by the Seller in or for the operation of the Business (whether personal, tangible, intangible or mixed) (collectively, the “Acquired Assets”), including without limitation the assets listed on Schedule 1.1 (but excluding the Excluded Assets). 1.2 Excluded Assets. Notwithstanding the foregoing, the Seller shall not be obligated to sell, and the Buyer shall not be obligated to purchase or acquire from the Seller, any assets of the Seller other than the Acquired Assets, including any of the Seller’s assets listed on Schedule 1.2 (collectively, the “Excluded Assets”). 1.3 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer shall assume the liabilities and obligations of the Seller solely with respect to (collectively, the “Assumed Liabilities”): (a) the obligations of the Seller for the future performance after the Closing pursuant to the Assumed Contracts (as defined on Schedule 1.1), other than for any act or omission (i) occurring prior to the Closing that resulted in or could result in any breach or default thereunder or violation of any law or (ii) that could obligate any party to indemnify, defend or hold the other

72520263v19 2 party thereto harmless from any claim, loss, obligation or expense in connection with any work performed on or prior to the Closing; (b) all trade accounts payable (other than trade accounts payable owed to Persons that are Affiliates of the Seller) and accrued expenses of the Seller that were incurred in the ordinary course of business, in all cases solely to the extent included in the Purchase Price adjustment set forth in Section 2.2 and that remain unpaid as of the Closing Date; and (c) any accrued but unused vacation or other paid time off (“PTO”) for each Transferred Employee. 1.4 Excluded Liabilities. The Buyer expressly does not assume and does not and shall not agree to assume any liability or obligation of the Seller or any owner thereof not expressly defined in this Agreement as an Assumed Liability (collectively, the “Excluded Liabilities”), including, but not limited to, the liabilities listed on Schedule 1.4. The Seller shall promptly pay, discharge and perform in full all Excluded Liabilities when and as the same become due. ARTICLE 2 PURCHASE PRICE 2.1 Purchase Price. The purchase price (the “Purchase Price”) for the Acquired Assets shall be the assumption of the Assumed Liabilities, plus an amount equal to (i) the amount of Actual Net Working Capital (as defined and ultimately determined in Section 2.2(a) below), plus (ii) $288,341.00. The Purchase Price shall be subject to adjustment in accordance with Section 2.2 below and shall be payable by the Buyer on the Closing Date as follows: (a) $150,000.00 in immediately available funds (the “Indemnity Escrow Amount”) will be delivered to U.S. Bank (the “Escrow Agent”), to be held or disbursed in accordance with the terms of an Escrow Agreement in substantially the form of Exhibit A (the “Escrow Agreement”) for the purposes of securing the Seller’s obligations under Article 7; (b) $250,000.00 in immediately available funds (the “Adjustment Escrow Amount” and, together with the Indemnity Escrow Amount and all earnings thereon, the “Escrow Fund”) will be delivered to the Escrow Agent, to be held or disbursed in accordance with the terms of the Escrow Agreement for the purposes of securing the Seller’s obligations under Section 2.2; and (c) an amount equal to $1,017,317.00 (the “Closing Payment”), which represents (i) the amount of Estimated Net Working Capital (as defined in Section 2.2(a) below), plus (ii) $288,341.00 minus (iii) the Escrow Fund, minus (iv) any debt, expenses, or other items directed by the Seller in writing to be paid by Buyer on the Seller’s behalf, will be delivered by wire transfer of immediately available funds to an account designated in writing by the Seller. 2.2 Purchase Price Adjustment. (a) The Seller shall deliver to the Buyer at the Closing its Net Working Capital as of the close of business on the Closing Date (the “Actual Net Working Capital”). The Parties estimate that Actual Net Working Capital is $1,128,976.00 (the “Estimated Net Working Capital”) for purposes of the Closing and the Purchase Price will be adjusted after the Closing on a dollar for dollar basis. The Seller shall deliver to the Buyer all requested work papers and other details for the Buyer and its advisors to agree upon the Estimated Net Working Capital. After the Closing, the Parties will true-up the amount equal to the Actual Net Working Capital minus the Estimated

72520263v19 3 Net Working Capital (the “Post-Closing Adjustment”) in accordance with the terms set forth in Section 2.2(b). Within thirty (30) days after Closing, the Buyer shall prepare in accordance with United States generally accepted accounting principles consistently applied (the “Commonly Accepted Accounting Principles”) and deliver to the Seller a report of the Actual Net Working Capital as of the Closing Date. Upon receipt of the Actual Net Working Capital, the Seller shall have thirty (30) days from receipt of the Actual Net Working Capital (the “Review Period”) to review the Actual Net Working Capital and have reasonable access to the books and records necessary to enable the Seller to verify the information and computations therein. If the Seller accepts the Actual Net Working Capital by written notice to the Buyer prior to the expiration of the Review Period, then the Actual Net Working Capital as delivered by the Buyer shall be final and binding upon the Parties and shall be deemed the “Actual Net Working Capital” as referenced herein. If the Seller disagrees with the Buyer’s delivery of the Actual Net Working Capital, the Seller shall provide written notice to the Buyer of such disagreement within the Review Period, which written notice must set forth in reasonable detail the nature of the Seller’s disagreement and its proposed resolution of such disagreement. If the Seller delivers written notice of disagreement, the Seller and the Buyer shall use commercially reasonable efforts to agree in writing as to the “Actual Net Working Capital” as referenced hereunder. If the Parties are unable to reach such agreement within thirty (30) days following the receipt by the Buyer of the Seller’s written notice of disagreement, then the matter shall be submitted to a mutually agreeable independent regional- based accounting firm (the “Settlement Accountant”). The Settlement Accountant shall determine all matters in dispute and establish the “Actual Net Working Capital”, which in no event shall be more favorable to either the Seller or the Buyer than what they had originally proposed, within thirty (30) days following the submission of the matter to the Settlement Accountant, which determination shall be final, non-appealable, binding and conclusive on the Parties, absent manifest calculation error. The fees and expenses of the Settlement Accountant shall be allocated ratably between the Seller, on one part, and the Buyer, on one part, in the same proportion that the aggregate dollar amount of items unsuccessfully disputed by each such party bears to the aggregate dollar amount of all disputed items submitted to the Settlement Accountant. (b) For purposes of clarity, within five (5) business days of the Post-Closing Adjustment being finally determined, either the Buyer or the Seller will pay to the other party an amount equal to the Post-Closing Adjustment in accordance with this Section 2.2(b). If the amount of the Post-Closing Adjustment is a positive number, then (i) the Buyer shall pay to the Seller an amount equal to the Post-Closing Adjustment; and (ii) the parties shall jointly instruct the Escrow Agent to release to the Seller such funds available in the escrow account relating to the Adjustment Escrow Amount. If the amount of the Post-Closing Adjustment is a negative number, then (y) the parties shall jointly instruct the Escrow Agent to release to the Buyer an amount equal to the Post- Closing Adjustment from the escrow account holding the Adjustment Escrow Amount; provided, however, that if the amount of the Post-Closing Adjustment that is owed to the Buyer exceeds the Adjustment Escrow Amount, then the Seller shall pay to the Buyer any remaining Post-Closing Adjustment in excess of the Adjustment Escrow Amount in wire transfer of immediately available funds to an account designated in writing by the Buyer; and (z) the parties shall jointly instruct the Escrow Agent to release to the Seller such funds remaining in the escrow account relating to the Adjustment Escrow Amount, if any, after payment of the Adjustment Escrow Amount to the Buyer. (c) For purposes of this Agreement, “Net Working Capital” means (x) only the current assets of the Business as of the close of business on the Closing Date that are Acquired Assets and are set forth on Schedule 2.2(c)(x), less (y) only the current liabilities of the Business as of the close of business on the Closing Date that are Assumed Liabilities and are set forth on Schedule 2.2(c)(y) and shall include amounts attributable to customer deposit liabilities and deferred revenue. Notwithstanding anything to the contrary set forth herein, if, prior to Closing, any accounts

72520263v19 4 receivable are deemed by the Buyer as uncollectible or otherwise impaired, such accounts receivable shall not be credited to the Seller for purposes of calculating Net Working Capital, Estimated Net Working Capital or Actual Net Working Capital (the “Impaired Accounts Receivable”). Seller shall retain the rights to any such Impaired Accounts Receivable and may pursue collection of such Impaired Accounts Receivable after the Closing; provided, however, that collection efforts shall be consistent with the past practices of the Seller, which include, among other things, commercially reasonable efforts not to injure any ongoing customer relationships of the Business as it relates to the Buyer after the Closing. (d) Notwithstanding the foregoing provisions of this Section 2.2, if any accounts receivable (or portion thereof) constituting part of the Actual Net Working Capital that are not retainage receivables are not collected within one hundred eighty (180) days after the Closing or if any accounts receivable (or portion thereof) constituting part of the Actual Net Working Capital that are retainage receivables are not collected within one year after the Closing, then the Buyer shall, at the Buyer’s sole discretion, have the right to: (i) require the Seller, and the Seller shall have an obligation with fifteen (15) days of any such request, to purchase all such uncollected accounts receivable at face value against assignment of such accounts receivable back to the Seller; and/or (ii) make a claim against the Indemnity Escrow Amount in accordance with the Escrow Agreement for the amount of any such uncollected accounts receivable. A list of the retainage receivables will be included in the calculation of Estimated Net Working Capital. With respect to any payments received after the Closing from an account debtor that had an accounts receivable constituting part of the Actual Net Working Capital, any such payments shall be first applied to any invoice as directed by such account debtor and, if not so directed, then against the oldest accounts receivable of such account debtor. Buyer shall use commercially reasonable efforts to collect all accounts receivable that are included in the Actual Net Working Capital; provided that Buyer shall have no obligation to file a complaint or pursue litigation against any account debtor. Once Seller has indemnified Buyer for any such uncollectible accounts receivable, Buyer shall assign such rights to the uncollectible receivable to the Seller, and Seller may pursue collection of such uncollectible receivable; provided, however, that collection efforts shall be consistent with the past practices of the Seller, which include, among other things, commercially reasonable efforts not to injure any customer relationships of the Business as it relates to the Buyer after the Closing. 2.3 Allocation of the Purchase Price. The Purchase Price (and any amount of Assumed Liabilities required to be treated as consideration for U.S. federal income tax purposes and any other relevant items) shall be allocated, including the Escrow Fund once paid to the Seller to the extent actually paid, among the Acquired Assets as set forth in Exhibit B. Seller and Buyer agree to report the allocation as provided in the applicable sections of the Internal Revenue Code of 1986, as amended (the “Code” and the regulations issued thereunder, the “Treasury Regulations”) and the rules and regulations promulgated thereunder and in accordance with such allocation and agree to prepare and file all income Tax Returns in a manner consistent with such allocation (including on Form 8594 of the United States Internal Revenue Service (“IRS”), or any successor to such form). Seller and Buyer shall make their respective IRS Forms 8594 (and any amendments thereof) filed or to be filed with the IRS available for inspection by the other party for the purpose of verifying compliance with this Section 2.4. For purposes of this Agreement, “Tax Return” shall mean any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

72520263v19 5 ARTICLE 3 CLOSING 3.1 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall be deemed to have taken place at 11:59 p.m. Pennsylvania time on the date of this Agreement (the “Closing Date”). Notwithstanding anything to the contrary set forth herein, the Closing will take place by facsimile, email or other electronic communication. 3.2 Seller’s Closing Deliveries. In addition to any other documents to be delivered under the provisions of this Agreement, the Seller shall deliver the following to the Buyer at the Closing, all of which shall be in form and substance reasonably satisfactory to the Buyer and its counsel: (a) a Bill of Sale and Assignment in substantially the form of Exhibit C, duly executed by the Seller; (b) an Assignment and Assumption Agreement in substantially the form of Exhibit D, duly executed by the Seller; (c) the Escrow Agreement in substantially the form of Exhibit A, duly executed by the Seller; (d) a certificate of the Secretary or Assistant Secretary of the Seller, certifying (i) the resolutions duly adopted by the Board of Managers, authorizing and approving the execution, delivery and performance of this Agreement by the Seller and the transactions contemplated by this Agreement, and (ii) the Articles of Organization and Operating Agreement of the Seller, as amended as of the Closing Date; (e) a Certificate of Good Standing (or its equivalent) of the Seller, certified by the Virginia State Corporation Commission, dated no earlier than ten (10) days prior to the Closing Date; (f) an Assignment and Assumption of lease agreement for the leased property at 806 Fayette Street, Conshohocken PA 19428, duly executed by the Seller; (g) an IRS Form W-9, duly executed by the Seller; (h) all necessary consents of third parties to the assignment of any Material Contracts that are included in the Assumed Contracts; (i) (i) payoff letters evidencing the payment and satisfaction in full of all indebtedness of the Seller related to the Business (including capital leases), and (as applicable) the release of the respective Liens of each holder’s portion of such indebtedness, and (ii) without limiting in any respect the foregoing, evidence of the release of any and all other Liens against the Acquired Assets; (j) a SUTA Account Termination or Transfer Request for the Pennsylvania Department of Labor and Industry reflecting that 100% of the Business is transferred, duly executed by the Seller; (k) originals of all certificates of titles of all vehicles or other equipment owned by the Seller and set forth on Schedule 4.6; and

72520263v19 6 (l) Employment Agreements and other employment documentation with employees of the Business listed in Schedule 3.2(l), in form and substance satisfactory to the Buyer. 3.3 Buyer’s Closing Deliveries. In addition to any other documents to be delivered under the provisions of this Agreement, the Buyer shall deliver the following to the Seller at the Closing, all of which shall be in form and substance reasonably satisfactory to the Seller and its counsel: (a) the Closing Payment, as set forth in Section 2.1 above; (b) counterparts to the agreements set forth in Section 3.2 above to which it is a party; (c) an Officer’s certificate of the Buyer certifying the resolutions duly adopted by the Board of Directors, authorizing and approving the execution, delivery and performance of this Agreement by Buyer and the transactions contemplated by this Agreement; and (d) a Certificate of Good Standing of the Buyer, certified by the Indiana Secretary of State, dated no earlier than ten (10) days prior to the Closing Date. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLER The Seller Parties jointly and severally represent and warrant the following to the Buyer as of the Closing: 4.1 Organization and Good Standing. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Virginia. CHCI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Seller is duly qualified to do business as a foreign entity and is in existence or good standing (where such concept has meaning) under the laws of Pennsylvania and each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. 4.2 Authorization. The Seller Parties have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder, and have full power and authority to own and operate their assets, properties and business and carry on their businesses as presently conducted. The execution, delivery and performance of this Agreement (and all related agreements hereto) has been duly authorized by all necessary corporate action on the part of the Seller Parties. 4.3 Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by the Seller Parties. This Agreement constitutes a valid and legally binding obligation of the Seller Parties, enforceable against the Seller Parties in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). 4.4 Noncontravention. Except as set forth in Schedule 4.4, the execution, delivery and performance of this Agreement by the Seller Parties, the consummation of the transactions contemplated by this Agreement and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, does not and shall not (a) conflict with or result in a breach of any of the provisions of the Articles of Organization or Operating Agreement of the Seller; (b) contravene any Law which affects or binds the Seller Parties; (c) result in a breach of, constitute a default under or give rise to a right of termination or acceleration under any Material Contract; or (d) require the Seller Parties to

72520263v19 7 obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any third party or any federal, state, local, municipal, foreign or other governmental authority (“Governmental Authority”) which has not been obtained in writing prior to the Closing Date. 4.5 Financial Statements; Absence of Changes. (a) Attached hereto as Schedule 4.5(a) are true, accurate and complete copies of the following: (i) the internally prepared balance sheets of the Seller as of December 31, 2020, and December 31, 2021, and the related statements of income for the fiscal years then ended; and (ii) the internally prepared balance sheet of the Seller as of January 31, 2022 (the “Interim Balance Sheet”), and the related statement of income for the time period then ended (items in clauses (i) and (ii), collectively, the “Financial Statements”). (b) The Financial Statements (i) fairly present in all material respects the operating results and the financial condition on the dates and for the periods indicated; (ii) are correct and complete in all material respects; (iii) are consistent with the books and records of the Seller (which books and records are correct and complete in all material respects); and (iv) were prepared in accordance with the Commonly Accepted Accounting Principles. No financial statements of any person or entity other than the Seller are required to be included in the Financial Statements. The Seller has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for (x) liabilities or obligations reflected or reserved against in the Interim Balance Sheet, (y) liabilities or obligations incurred since the date of the Interim Balance Sheet in the ordinary course of business and (z) liabilities or obligations set forth in Schedule 4.5(b). (c) Except as set forth in Schedule 4.5(c), since January 31, 2022, (i) there has not been any material adverse change in the business, operations, assets, prospects or condition of the Seller, and to the Knowledge of the Seller Parties, no event has occurred or circumstance exists that could reasonably be expected to result in such a change; (ii) the Seller has operated only in the ordinary course of business; (iii) no party has accelerated, terminated, modified or cancelled any material agreement, contract, lease or license to which the Seller is a party or by which the Seller is bound; (iv) the Seller has not experienced any material damage, destruction or loss (whether or not covered by insurance) to any of its material assets; and (v) the Seller has not changed its accounting, invoicing or collection practices. 4.6 Title to and Sufficiency of Acquired Assets. Except as set forth on Schedule 4.6, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any and all Liens and other than the Excluded Assets and such assets set forth on Schedule 4.6, the Acquired Assets constitute all of the assets used by the Seller in the Business and constitute all of the assets necessary for the Buyer to continue the operations of the Business after the Closing as it has been conducted prior to the Closing. The Acquired Assets are in good operating condition and repair, in all material respects, ordinary wear and tear excepted. Except for the vehicles or equipment set forth on Schedule 4.6, none of the Acquired Assets have, or are required by applicable Law to have, a certificate of title. 4.7 Real Estate. The Seller leases the properties described and set forth on Schedule 4.7 (the “Real Estate”) pursuant to those certain lease agreements set forth and described on Schedule 4.7. The Real Estate is the only real property used in the operation of the Business. There are no other leases, agreements, or understandings between the Seller and the applicable landlords relating to the Real Estate.

72520263v19 8 4.8 Taxes. (a) For purpose of this Agreement, “Taxes” means all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, add-on minimum, estimated, or other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever. The Seller has filed or caused to be filed all Tax Returns required to have been filed by the Seller, including with respect to the Acquired Assets or the Business. All such Tax Returns and reports were true, accurate, correct and complete in all material respects and all Taxes shown as due and owing on such Tax Returns and reports have been paid. All Taxes due and owing by the Seller (whether or not shown on any Tax Return), including with respect to the Acquired Assets or the Business, have been timely and fully paid. All Taxes due and owing by any Affiliate of the Seller with respect to the business, assets or activities of the Seller have been timely and fully paid (whether or not shown on any Tax Return). The Seller is not the beneficiary of any extension of time within which to file any Tax Return. “Affiliate” means, with respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity; with the term “control” including the power to direct the management and policies of a person or entity. (b) The Seller, and each Affiliate of Seller, have withheld, deducted, collected and paid all Taxes required to have been withheld, deducted, collected or paid by the Seller. No claim has ever been made by a Governmental Authority in a jurisdiction where the Seller does not file Tax Returns that they are or may be subject to taxation by such jurisdiction. No Tax Return of the Seller has been audited or is currently under audit or examination. There is no current dispute between the Seller and any Governmental Authority with respect to Taxes. There are no Liens for Taxes (other than for Taxes not yet due and payable) upon any of the assets of the Seller. (c) There is no Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar written or unwritten agreement, arrangement, statutory or regulatory obligation, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by the Seller. The Seller is classified as a pass-through entity for U.S. federal income Tax purposes. (d) The Seller has not, nor has any Affiliate of the Seller with respect to the Seller, waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Seller has never been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2). (e) The Seller has maintained adequate records and documentation with respect to customer exemptions from any applicable sales Tax. 4.9 Compliance with Law. The Seller is in compliance and at all times has been in compliance in all material respects with all applicable laws (including statutes, ordinances, requirements, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, municipal and foreign governments (and all agencies thereof) (the “Laws”), and no claims, actions, suits, proceedings, demands, charges, complaints, investigations, inquiries, notices, hearings, litigation, arbitration, or governmental or regulatory investigations, proceedings or audits (the “Actions”) have been filed or commenced against the Seller alleging any failure so to comply. To the Knowledge of the Seller, no event has occurred or circumstance exists that (with or without notice or lapse

72520263v19 9 of time) may constitute or result in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Law. 4.10 Permits. Schedule 4.10 hereto sets forth a complete and accurate list of each authorization, license, certificate, certification, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority, pursuant to any Law or any business certification or licensing organization (the “Permits”) that is held by the Seller or that otherwise relates to the Business or the Acquired Assets. Each Permit listed or required to be set forth in Schedule 4.10 is valid and in full force and effect. The Seller is, and at all times has been, in material compliance with all of the terms and requirements of each Permit. The Permits set forth in Schedule 4.10 collectively constitute all of the Permits necessary or advisable to permit the Buyer to lawfully conduct and operate the Business in the manner in which the Seller currently conducts and operates the Business. 4.11 Litigation. There is no pending or, to the Knowledge of the Seller, threatened Actions by or against the Seller or that otherwise relates to or may affect the Business or the Acquired Assets, and except as set forth on Schedule 4.11, no such Litigation existed at any time within the past three (3) years. No event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action. There is no Action that could have a material adverse effect on the business, operations, assets, condition, or prospects of the Seller or upon the Acquired Assets. 4.12 Material Contracts. Schedule 4.12 hereto sets forth all (i) customer contracts and agreements (whether oral or written) to which the Seller is a party and which the gross amounts invoiced by the Seller exceed $5,000.00 per annum and all Material Supplier agreements; and (ii) all agreements between the Seller and any employee, officer, manager or director (collectively, the “Material Contracts”). With respect to each Assumed Contract, (a) the agreement is legal, valid, binding, enforceable and in full force and effect, (b) other than the failure to obtain any consent to assignment that may be required in connection with the transactions contemplated by this Agreement, the Seller is in full compliance with all applicable terms and requirements of such agreement, (c) to the Seller’s Knowledge, each other person or entity that has or has had any obligation or liability under such agreement is, and at all times has been, in full compliance with all applicable terms and requirements of such agreement, (d) other than the failure to obtain any consent to assignment that may be required in connection with the transactions contemplated by this Agreement, no party is in breach or default thereof, and no event has occurred which with notice or lapse of time, or both, would constitute a breach or default thereof, or permit termination, modification or acceleration thereunder, and (e) no party has repudiated any provision of the agreement. The Seller has delivered to the Buyer a correct and complete copy of each Material Contract. 4.13 Labor and Employment Matters. (a) Schedule 4.13 hereto sets forth a complete and accurate list of the following information for each employee, manager, officer and director of the Seller, including each employee on leave of absence or layoff status: name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable; any bonuses payable or otherwise related to such person; sick and vacation leave that is accrued but unused; if such individual is employed in the Business; and service credited for purposes of vesting and eligibility to participate under any benefit plan of the Seller or that is made available to employees of the Seller. Except as set forth in Schedule 4.13 hereto, (i) the Seller is not, nor has ever been, a party to any collective bargaining agreement or other labor contract; (ii) there has not been, there is not presently pending or existing and, to the Knowledge of the Seller there is not threatened, any strike, slowdown, picketing, work stoppage, lock out or employee grievance process involving the Seller; (iii) there is no organizational activity or other labor dispute against or affecting the Seller and has not been any in the past three (3) years; (iv) no application or petition

72520263v19 10 for an election of or for certification of a collective bargaining agent is pending with respect to the Seller; and (v) there has been no charge of discrimination filed against or, to the Knowledge of the Seller, threatened against the Seller with the Equal Employment Opportunity Commission or similar Governmental Authority. (b) The Seller has complied in all material respects with all Laws and contracts and agreements relating to employment practices, terms and conditions of labor, employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, worker classification (including proper classification of employees as exempt or non-exempt and of independent contractors as such and not employees), overtime and collective bargaining and labor relations. The Seller is not materially delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Seller as of the date hereof or amounts required to be reimbursed to such employees. All agreements or contracts between the Seller and any employee, officer, manager, or director of the Seller are set forth on Schedule 4.13 and all such agreements. 4.14 Benefit Plans. (a) Schedule 4.14(a) contains a true and complete list of each pension, benefit, retirement, profit-sharing, deferred compensation, welfare, employment, severance, termination, bonus, incentive, retention, change in control, equity, equity-linked, fringe-benefit or other compensation, benefit or perquisite agreement, plan, policy, or program, whether or not written, including each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, which is maintained, sponsored, contributed to, or required to be contributed to by the Seller for the benefit of any current or former employee or other service provider of the Seller or any spouse or dependent of such individual or as to which the Seller has any obligation or liability, contingent or otherwise (each, a “Benefit Plan”). (b) Each Benefit Plan and related trust agreement, annuity contract or other funding instrument complies with, and has been established, administered, operated and maintained in material compliance with its terms and any applicable Laws. There are no pending or, to the Seller’s Knowledge, threatened: (i) Actions, by or on behalf of any of the Benefit Plans, by any employee or beneficiary covered under any such Benefit Plans, or otherwise involving any such Benefit Plans or the assets thereof (other than routine claims for benefits) or (ii) Actions by any Governmental Authority with respect to any Benefit Plan. All benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, the Commonly Accepted Accounting Principles. Each Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or, if it is a prototype plan, is the subject of a favorable opinion letter issued by the Internal Revenue Service) to the effect that such Benefit Plan meets the requirements of Section 401(a) of the Code, and no events have occurred that could reasonably be expected to adversely affect such qualified status. The Seller has no liability with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA, including by reason of being treated as a single employer under Section 414 of the Code with any person or entity other than the Seller. The Seller has no current or potential obligation to provide postemployment health, life or other welfare benefits other than as required under Section 4980B of the Code or any similar applicable Law. Except as set forth on Schedule 4.14(b), the consummation of the transactions contemplated by this Agreement and any other transfer instrument, certificate, document, agreement, writing or instrument delivered pursuant to this Agreement (collectively, “Ancillary Documents”) will not (A) entitle any current

72520263v19 11 or former employee or officer of the Seller to severance pay, unemployment compensation or any other payment, (B) accelerate the time of payment or vesting, or increase the amount of, compensation due any such employee or officer, or (C) result in the forfeiture of compensation or benefits under any Benefit Plan. Schedule 4.14(b) sets forth each Benefit Plan that is subject to Section 409A of the Code. Each such Benefit Plan has, since January 1, 2005, complied in all material respects in operation and form with Section 409A of the Code and the Treasury Regulations promulgated thereunder. 4.15 Customers and Suppliers. Schedule 4.15 lists the Seller’s top twenty-five (25) customers and top ten (10) suppliers by dollar volume of sales or purchases during the calendar year ended December 31, 2021, and year to date through February 28, 2022 (each, a “Material Customer or Supplier”). Except as set forth on Schedule 4.15, no Material Customer or Supplier has terminated, or, to the Knowledge of the Seller Parties, intends to terminate, its business relationship with the Seller or has materially reduced, or, to the Knowledge of the Seller Parties, intends to materially reduce, the dollar volume of business it does or intends to do with the Seller from historic levels. 4.16 Intellectual Property. (a) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, whether registered or unregistered, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, whether registered or unregistered, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know- how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing). (b) Schedule 4.16(b) lists all Intellectual Property included in the Acquired Assets (“Acquired IP”). The Seller owns or has adequate, valid and enforceable rights to use all the Acquired IP, free and clear of all Liens. The Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Acquired IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property that is Acquired IP, (i) all such Intellectual Property is valid, subsisting and in full force and effect and (ii) the Seller has paid all maintenance fees and made all filings required to maintain the Seller’s ownership thereof. For all such registered Intellectual Property, Schedule 4.16(b) lists (A) the jurisdiction where the application or registration is located, (B) the application or registration number, and (C) the application or registration date. Notwithstanding anything herein or Schedule 4.16(b), Acquired IP shall not include any software ownership or licenses including, but not limited to, software programs commonly known and utilized as QuickBooks, Big Time and Salesforce. (c) The Seller’s prior and current use of the Acquired IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Acquired IP. No person or entity is infringing, misappropriating, diluting or otherwise violating any of the Acquired IP, and neither the Seller nor any Affiliate of the Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation. 4.17 Insurance. Schedule 4.17 hereto sets forth a summary of all insurance policies maintained by the Seller or that provide coverage for the Seller’s assets or the Business, including their coverages,

72520263v19 12 expiration dates, deductibles and limits. To the Knowledge of the Seller, all such insurance policies are valid, outstanding and enforceable and are sufficient for compliance with all Material Contracts and the operation of the Business as currently conducted. All premiums due and payable with respect to any such insurance policy have been paid. The Seller has not received any written notice of cancellation or termination or other indication that any insurance policy is no longer in full force or effect or will not be renewed. Schedule 4.17 sets forth, for the current policy year and each of the three (3) preceding policy years, claims loss or loss runs history for each such insurance policy (or equivalent that was then in effect). 4.18 Environmental Matters. Except as set forth on Schedule 4.18(a), the Seller is, and at all times in the past five (5) years has been, in compliance, in all material respects, with all environmental Laws and has not received any: (i) environmental claims or notices; or (ii) written requests for information pursuant to environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing. The Seller has obtained and is in material compliance with all federal, state, and local environmental Permits and approvals (each of which is listed on Schedule 4.18(b)) necessary for the ownership, lease, operation or use of the Business or assets of the Seller and all such environmental Permits and approvals are in full force and effect. No real property owned, operated or leased by the Seller in the past five (5) years is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq, or any similar state list (“CERCLA”). The Seller is not and has not been an arranger, handler, owner, operator, treater, storer, transporter, generator or disposer of hazardous waste under the Resource Conservation and Recovery Act, CERCLA, or any other Law. The Seller has removed and properly disposed of any and all hazardous, infectious, radioactive, asbestos, industrial and manufacturing, and construction demolition waste and debris stored at or associated with the business along with any equipment that is contaminated with the aforementioned waste or materials prior to the Closing. Except as set forth on Schedule 4.18(a), in the past five (5) years there has been no release of any hazardous materials in contravention of environmental Law with respect to the Business or assets of the Seller or any real property owned, operated or leased by the Seller during such period, and the Seller has not received an environmental notice that any real property owned, operated or leased during such period in connection with the Business (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any hazardous material which would reasonably be expected to result in an environmental claim against, or a material violation of environmental Law or term of any environmental Permit by, the Seller. The Seller has made available to the Buyer true and complete copies of all sampling results, environmental or safety audits or inspections, or other written reports or documents concerning environmental, health or safety issues pertaining to the Real Estate, to the extent the same are in the Seller’s or its Affiliates’ possession. 4.19 Affiliate Transactions. Neither the Seller nor any of its shareholders, affiliates, directors or officers or their family members (collectively, “Affiliates”) owns or has owned, of record or as a beneficial owner, an equity interest or any other financial or profits interest in any person or entity that has: (a) had business dealings with the Seller (and each such business dealing has been conducted in the ordinary course of business at substantially prevailing market prices and on substantially prevailing market terms) or (b) engaged in competition with the Seller. The Seller does not have, and in the past three (3) years has not had, any contractual relationship (other than with employees solely for the purposes of employment with the Seller) with any equity holder of the Seller or any of its Affiliates. 4.20 Broker’s Fees. The Seller Parties do not, nor do any of their Affiliates, have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

72520263v19 13 4.21 Disclosure. Except as set forth in this Article 4, neither the Seller nor any of its agents, employees, Affiliates, or other representatives have made, nor are any of them making any representation or warranty, express or implied, in respect of the Seller or the Business, and any other representations or warranties are hereby expressly disclaimed. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER The Buyer represents and warrants to the Seller that the following statements are true and correct as of the Closing: 5.1 Organization and Good Standing. The Buyer is a corporation duly organized and validly existing under the laws of the State of Indiana. 5.2 Authorization. The Buyer has full corporate power and company authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Buyer. 5.3 Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by the Buyer. This Agreement constitutes a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. 5.4 Noncontravention. The execution, delivery and performance of this Agreement by the Buyer, the consummation of the transactions contemplated by this Agreement and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and shall not (a) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or the Bylaws of the Buyer; (b) contravene any Law which affects or binds the Buyer or any of its properties; or (c) require the Buyer to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any third party or any Governmental Authority which has not been obtained in writing. 5.5 Broker’s Fees. The Buyer does not, nor does any of its Affiliates, have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated. ARTICLE 6 COVENANTS 6.1 Employees and Employee Benefits. (a) Employment of Employees by Buyer. The Buyer may (in its sole discretion), but is not obligated to, offer to hire each person employed by the Seller in the Business on the Closing Date (each a “Transferred Employee”). Subject to applicable Law, the Buyer will have reasonable access to personnel records (including performance appraisals, disciplinary actions and grievances) of the Seller for all such persons. Effective immediately before Closing, the Seller will terminate the employment of all such persons that the Buyer agrees to hire. Any employment offered by the Buyer is “at will” and may be terminated by the Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by the Buyer or an employee and applicable Law). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of the Buyer to terminate, reassign, promote or demote any such person after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations,

72520263v19 14 salaries, employee benefits, other compensation or terms or conditions of employment of such persons. (b) Salaries and Benefits. The Seller shall be responsible for the payment of, and shall pay, all wages and other remuneration and/or compensation due to its employees with respect to their services as employees of the Seller through the close of business on the Closing Date, bonus payments (including without limitation any stay bonuses), the payment of any termination, severance or stay-bonus payments, and the provision of health plan continuation coverage in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (and the regulations and other guidance promulgated thereunder), and Sections 601 through 608 of ERISA. The Seller shall remain solely responsible for all workers’ compensation claims of any current or former employees, directors, independent contractors or consultants which relate to events occurring on or prior to the Closing Date. The Seller shall also be liable for any claims made or incurred by their employees, directors, independent contractors or consultants or the spouses, dependents or beneficiaries thereof through the Closing Date under the benefit plans of Seller. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit. The Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due. 6.2 Customer and Other Business Relationships. Following the Closing, the Seller and its officers, employees, and agents will (a) reasonably cooperate with the Buyer to obtain any consents required under the Assumed Contracts and (b) refer to the Buyer all inquiries relating to the Business. Following the Closing: (i) the Buyer shall have the right to receive all payments related to the Acquired Assets or under the Assumed Contracts, and the Seller shall promptly deliver to the Buyer any and all payments received by the Seller related to the Acquired Assets or under the Assumed Contracts or otherwise related to the Business as operated by the Buyer after the Closing; and (ii) the Seller shall be required to pay, settle and discharge all accounts payable or other liabilities that are Excluded Liabilities. 6.3 Restrictive Covenants. In consideration of the sale of the Acquired Assets and in order to protect the value of the Business after the Closing, the Seller Parties hereby acknowledge, covenant and agree as follows: (a) During the Restricted Period, the Seller Parties shall not (and shall cause their Affiliates, not to) directly or indirectly, invest in, own, manage, operate, finance, control, advise, render services to, provide financial assistance to or guarantee the obligations of any person or entity engaged in or planning to become engaged in the Business anywhere in the Restricted Territory; provided, however, that the Seller Parties may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any entity (but may not otherwise participate in the activities of such entity) engaged in the Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 6.3, (i) “Restricted Period” means the period commencing on the Closing Date and expiring on the second (2nd) anniversary of this Agreement (which shall be extended by the length of any period during which a Restricted Party is in violation of this Section 6.3), and (ii) “Restricted Territory” means anywhere in the areas described on Exhibit E hereto.

72520263v19 15 (b) During the Restricted Period, the Seller Parties shall not (and shall cause their Affiliates, not to) directly or indirectly (i) solicit any customer that was a party to an Assumed Contract for the purpose of selling or providing any competitive Business products or services, or (ii) sell or provide any products or services, that are competitive Business’s products or services, to any such customer. (c) During the Restricted Period, the Seller Parties shall not (and shall cause their Affiliates, not to), directly or indirectly, hire, employ, engage or solicit the employment or engagement of any individual that was employed by Seller immediately prior to the Closing and who is employed in the Business by Buyer after the Closing. (d) The Seller Parties shall not (and it shall cause their Affiliates, not to), directly or indirectly, disparage, denigrate or make any inaccurate, untruthful or incorrect statement (whether verbally, in writing, electronically, through social media, by word or by gesture, or through any other means of communication) about Buyer, the Business or any of its employees, agents, Affiliates or representatives. 6.4 Confidentiality. The Seller hereby (a) acknowledges and agrees that prior to the consummation of the transactions contemplated by this Agreement that it has had access to trade secrets and other information which is confidential with respect to the Acquired Assets and valuable to the operation of the Business (the “Confidential Information”), and (b) understands the necessity of keeping the Confidential Information confidential and secret. The Seller will hold the Confidential Information in confidence, unless required to disclose such Confidential Information by judicial or administrative process or by other legal requirement, including, without limitation, any disclosures required by the rules of the U.S. Securities and Exchange Commission or any United States stock exchange. 6.5 Remedies. Without limiting the right of the Buyer to pursue all other legal or equitable remedies available for any violation of Section 6.3 or Section 6.4 and to recover its legal fees and expenses, the Parties agree that monetary damages are inadequate for such violation given the unique nature of the Business, and that the Buyer shall be entitled to injunctive relief to prevent violation or continuing violation thereof and that no bond or other security shall be required in connection therewith. It is the intent and understanding of each Party hereto that if, in any action before any court or agency legally empowered to enforce Section 6.3 or Section 6.4 any term, restriction, covenant or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the minimum extent necessary to make it enforceable by such court or agency. Nothing herein shall be construed as prohibiting the Buyer from pursuing any other remedies at Law or in equity which it may have. The Seller acknowledges and agrees that the existence of any claim or cause of action by any of them against the Buyer shall not relieve any of the Seller Parties of their obligations under this Agreement and otherwise shall not operate as a defense to the enforcement of this Agreement. 6.6 Books and Records. Following the Closing, each Party will afford the other Party, and the other Party’s counsel and accountants, during normal business hours, reasonable access to and assistance from each Party’s accountants, accounting firm, or other financial advisors, and to the books, records and other data in each Party’s possession or control (including without limitation accounting, Tax and financial records) relating to the Business with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably desired by a Party in connection with: (a) the preparation of Tax Returns; (b) the determination or enforcement of rights and obligations under this Agreement, including by any Buyer Indemnified Person or Seller Indemnified Person; (c) compliance with the requirements of any Governmental Authority; or (d) in connection with any actual or threatened Action.

72520263v19 16 6.7 Information Technology and Digital Records. Following the Closing, the Seller will afford the Buyer and its counsel, during normal business hours, reasonable access at the Seller’s expense to Seller’s digital books, records and other data in the Seller’s possession or control relating to electronically stored data, information and systems (including without limitation records of the Seller’s data collection and security policies) of the Business with respect to periods prior to the Closing and the right to make copies and extracts therefrom. The Seller shall, or at the Seller’s expense engage a third party technology consultant, to transfer all of Seller’s digital books, records, and other data to the Buyer (the “IT Transition”). In connection with the IT Transition, the Seller shall provide the Buyer with access to the Seller’s website (to have website traffic directed to the Buyer’s website and to the extent the Seller’s website is viewed by the public containing a disclosure that Buyer purchased the assets of Seller) for a period of one (1) year and the use of Seller’s email accounts for a period of six (6) months following the Closing. Notwithstanding the foregoing, (i) the Seller shall not be obligated to pay for the IT Transition for a period longer than six (6)months after the Closing and (ii) Buyer may not utilize the ‘Comstock’ name after Closing for any public, marketing, or advertising purposes excepting disclosures that Buyer purchased the assets of Seller. For a period of two (2) years following the Closing, Seller shall forward all e-mails sent on Seller’s e-mail accounts to Buyer. 6.8 Cease Using Name. After the Closing, the Seller shall not operate any business under the name “Comstock Environmental Services”. 6.9 Cooperation. If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 7 below). After the Closing, in the event and for so long as any Party actively is contesting or defending against any third-party action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that existed on or prior to the Closing Date involving the Seller, the other Party(ies) will reasonably cooperate with such Party and such Party’s counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as is reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 7). This provision will be inapplicable to any direct claims between Seller and the Buyer. 6.10 Operation of Business After the Closing. The Parties hereto acknowledge that certain Permits required or desirable for the operation of the Business after the Closing may not be transferable by the Seller to the Buyer at the Closing, or may not be obtainable by the Buyer until after the Closing, and that transfer of or application for any such Permits may require the Seller to sign certain documents, affidavits and certifications. As and when requested from time to time by the Buyer until any such Permits are transferred to or obtained by the Buyer, the Seller shall, in accordance with applicable Laws, use commercially reasonable efforts (a) to provide all necessary and lawful cooperation for the voluntary transfer or surrender of any such Permits, assets or contracts or the use of any such Permits for the operation of the Business by the Buyer after the Closing; and (b) to facilitate the Buyer’s successful application for any such Permit. In the event Seller seeks to recover amounts due under Contracts consistent with the terms of this Agreement and through the course of Seller’s final audits, Buyer shall provide reasonable cooperation efforts to Seller in coordination with such activities including, but not limited to, access to and coordination efforts with employees listed in Schedule 3.2(m) of this Agreement.

72520263v19 17 ARTICLE 7 INDEMNIFICATION AND REMEDIES 7.1 Indemnification and Reimbursement by Seller. Subject to the limitations and other provisions of this Agreement, the Seller Parties jointly and severally shall indemnify, defend and hold harmless the Buyer, and its officers, directors, managers, employees, equity holders, representatives, agents, subsidiaries and Affiliates (collectively, the “Buyer Indemnified Persons”), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense whatsoever (including reasonable costs of investigation and defense and reasonable professional and attorney fees and expenses) and whether direct, between, or among the Parties or with respect to any third party (collectively, “Damages”), arising from, related to or in connection with: (a) any inaccuracy or breach of any representation or warranty made by any of the Seller Parties in this Agreement; (b) any breach of any covenant or obligation of the Seller in this Agreement; (c) the Seller’s ownership or operation of the Acquired Assets and the Business prior to the Closing; (d) the Excluded Assets; (e) the Excluded Liabilities; (f) any failure of the Seller to comply with, or any other liability arising under or in connection with, the Worker Adjustment Retraining and Notification Act, or any similar Laws; and (g) any and all Actions, claims, demands, assessments, judgments, costs and expenses (including interest, penalties, reasonable legal fees and accounting fees) related to the foregoing clauses (a) through (f), inclusive, and the enforcement of the provisions of this Section 7.1. 7.2 Indemnification and Reimbursement by Buyer. Subject to the limitations and other provisions of this Agreement, the Buyer will indemnify, defend and hold harmless the Seller and its officers, directors, managers, employees, equity holders, representatives, agents, subsidiaries and Affiliates (collectively, the “Seller Indemnified Persons”), and will reimburse the Seller Indemnified Persons for any Damages arising from, related to or in connection with: (a) any inaccuracy or breach of any representation or warranty made by the Buyer in this Agreement; (b) any breach of any covenant or obligation of the Buyer in this Agreement; (c) the Assumed Liabilities; and (d) any and all Actions, claims, demands, assessments, judgments, costs and expenses (including interest, penalties, reasonable legal fees and accounting fees) related to the foregoing clauses (a) through (c), inclusive, and the enforcement of the provisions of this Section 7.2. 7.3 Limitations. All representations and warranties made by any Party in this Agreement shall survive the Closing for eighteen (18) months, at which time they shall expire and be of no further force and effect, other than the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, the first sentence of 4.6, 4.8, 4.14, 4.18, 4.20, 5.1, 5.2, 5.3, 5.4, and 5.5, which shall survive the Closing until the date that is sixty (60) days after the expiration of the applicable statute of limitations, at which time they shall expire and be of no further force and effect (representations and warranties listed in the immediately forgoing exceptions clause, each a “Fundamental Representation and Warranty”). Notwithstanding the foregoing sentence, if a written notice regarding the inaccuracy or breach of any representation or warranty shall have been timely delivered as required by this Article 7 on or prior to the applicable expiration date, such representation and warranty shall survive with respect to such claim until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article 7. The covenants contained in this Agreement shall survive until fully performed. In no event shall the Buyer Indemnified Persons be entitled to indemnification under Section 7.1(a) (other than with respect to claims for the inaccuracy or breach of a Fundamental Representation and Warranty to which the following limitation shall not apply) until the aggregate amount of all Damages in respect of the matters described in Section 7.1(a) exceeds $35,000.00 (the “Basket”). Once the Basket is exceeded, then the Buyer Indemnified Persons shall be entitled to pursue recovery of all such Damages in excess of the Basket; provided that, in no event shall the Buyer Indemnified Persons be entitled to indemnification under Section 7.1(a) for the inaccuracy or breach of a representation or warranty (other than with respect to claims for the inaccuracy or breach of a Fundamental Representation and Warranty to which the following limitation shall not apply) if the

72520263v19 18 aggregate amount of all Damages in respect of the matters described in Section 7.1(a) (other than with respect to claims for the inaccuracy or breach of a Fundamental Representation and Warranty) exceeds $300,000.00. The aggregate amount required to be paid by the Seller Indemnified Persons pursuant to Section 7.1(a) as a result of Damages from Seller’s breach of or inaccuracy in Fundamental Representations and Warranties and as a result of Damages arising under Sections 7.1(b) through (f) shall not exceed the Purchase Price. For purposes of determining the amount of Damages and for determining whether a representation or warranty has been breached or is inaccurate, in connection with a claim under Section 7.1(a), for the inaccuracy or breach of a representation or warranty containing any material or materiality or other similar qualification, such material or materiality or similar qualifier shall not be considered. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein, shall be pursuant to the indemnification provisions set forth in this Article 7; provided that, for purposes of clarity, the foregoing shall not apply to any of the Ancillary Documents. Notwithstanding the foregoing sentence, nothing in this Article 7 shall limit any person or entity’s right to seek and obtain any equitable relief to which it shall be entitled. Notwithstanding anything else to the contrary, (a) nothing in this Article 7 shall limit in any way any Party’s ability to make, or recover for, any claim for fraud, willful misconduct or intentional misrepresentation related to this Agreement or the transactions contemplated hereby; and (b) no adjustments, if any, required to be paid by the Seller under Section 2.2 of this Agreement shall be counted against, or taken into account with respect to, the Basket or indemnification caps set forth in this Section 7.3. 7.4 Effect of Investigation. Each Buyer Indemnified Person’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of the Seller contained in this Agreement will not be affected by any investigation conducted by the Buyer with respect to, or any knowledge acquired by the Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. 7.5 Tax Treatment of Indemnification Payments. All indemnification payments made by the Seller Parties under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. 7.6 Mitigation. Each Indemnified Party shall use commercially reasonable efforts to mitigate any Damages which are the subject of claims under this Agreement upon and after becoming aware of any facts or circumstances that would reasonably be expected to result in any Damages that are indemnifiable hereunder. 7.7 No Double Recovery. Notwithstanding any provision of this Agreement to the contrary, no Indemnified Party shall be entitled to double recovery for any Damages resulting from a state of facts or circumstances constituting the breach of more than one of the representations, warranties, covenants, agreements and obligations of the Indemnifying Party in this Agreement. The Seller shall not have any liability or obligation with respect to any claim for indemnification to the extent that the Damages related to such matter actually served to reduce the amount of Actual Net Working Capital pursuant to Section 2.2 of this Agreement. 7.8 Insurance Proceeds. Payments by an Indemnifying Party pursuant to this Article 7 in respect of any Damages shall be limited to the amount that remains after deducting therefrom any insurance proceeds paid to and actually received by the Indemnified Party (or its Affiliates) and any indemnity, contribution or other similar payment paid to and actually received by the Indemnified Party (or its Affiliates) in respect of any such claim to the extent specifically identifiable to an indemnification obligation of the Indemnifying Party (net of costs of collection resulting from making any claim thereunder and taking into account any deductible or retention amount paid or payable). The Indemnified Party shall

72520263v19 19 not be required to pursue recovery of such amounts prior to seeking indemnification under this Article 7, but shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Damage specifically identifiable to an indemnification obligation of the Indemnifying Party. 7.9 Recourse First against Indemnity Escrow Amount. In the case of any indemnification claim by a Buyer Indemnified Person against the Seller, the Buyer Indemnified Person shall, to the extent there are sufficient amounts in the Escrow Fund, be required to first seek recourse against the Indemnity Escrow Amount, with the balance of any claim for Damages being satisfied directly by the Seller Parties. 7.10 Right to Defend. Promptly after acquiring knowledge of any loss, action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim brought by a person or entity that is not a party to this Agreement (each a “Third Party Claim”) to which it may be liable, any party entitled to indemnification hereunder (the “Indemnified Party”) shall give to the party obligated to indemnify hereunder (the “Indemnifying Party”) prompt written notice thereof; provided, that the failure to so notify such Indemnifying Party will not relieve such Indemnifying Party of its obligations under this Article 7, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Claim is prejudiced by the Indemnified Party’s failure to give such claim notice. Each Indemnifying Party shall, at its own expense, promptly defend, contest or otherwise protect against any Third Party Claim against which it has agreed to indemnify any Indemnified Party, and each Indemnifying Party shall receive from the Indemnified Party all necessary and reasonable cooperation in said defense, including, but not limited to, the services of employees of the Indemnified Party who are familiar with the transactions out of which any such damage, loss, deficiency, liability, claim, encumbrance, penalty, cost, expense, action, suit, investigation, proceeding, demand, assessment, audit, judgment or claim may have arisen. The Indemnifying Party shall have the right to control the defense of any such third party proceeding unless it is relieved of its liability hereunder with respect to such defense by the Indemnified Party, and except for claims involving (i) non-monetary Damages sought against the Indemnified Party; or (ii) criminal allegations. The Indemnifying Party shall have the right, at its option, and, unless so relieved, to compromise or defend, at its own expense by its own counsel, any such matter involving the asserted liability to a third party of the Indemnified Party involving monetary damages but may not compromise or settle any matter involving equitable or injunctive recourse against the Indemnified Party without such party’s written consent. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so. In the event that an Indemnifying Party, after written notice of a Third Party Claim from an Indemnified Party, fails to take timely action to defend the same, the Indemnified Party shall have the right to defend the same by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. In such an event, the Indemnified Party shall not compromise any such asserted liability without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned, or delayed. ARTICLE 8 GENERAL PROVISIONS 8.1 Expenses. Except as provided for in Section 6.5 and Article 7, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants. The Buyer shall timely and fully pay any and all transfer and sales Taxes resulting from the sale of the Acquired Assets from the Seller to the Buyer, or the assumption of the Assumed Liabilities by the Buyer, as contemplated by this Agreement; provided, however, that Seller agrees to promptly reimburse the Buyer for 50% of any such transfer and sales Taxes but only up to a maximum Seller reimbursement amount of $10,000.00.

72520263v19 20 8.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement will be issued, if at all at such time and in such manner as the Buyer and the Seller mutually determine. Unless consented to by the Parties in writing, the Parties shall keep this Agreement and the transactions consummated hereby strictly confidential and may not make any disclosure of this Agreement to any person or entity; provided, however, that the (x) Parties may disclose the terms of this Agreement to their accountants, attorneys and similar professionals, who have an obligation to maintain the confidentiality of such information, as necessary for tax returns, to enforce their rights under this Agreement or the Ancillary Documents, and for similar purposes, and (y) Seller and its Affiliates may make any disclosures necessary to comply with the SEC disclosure obligations or the rules of any United States stock exchange. The Seller and the Buyer shall consult with each other concerning the means by which the Seller’s employees, customers, and suppliers and others persons or entities having dealings with the Seller will be informed of the transactions contemplated herein. 8.3 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail or facsimile, on the date of transmission to such recipient (with, in the case of electronic mail, the sender not receiving an undeliverable message in connection with sending such electronic mail message or with, in the case of facsimile, receipt by the sender thereof of a confirmation of transmission), (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified mail, return receipt requested and postage prepaid, and addressed to the intended recipient, and in the case of clauses (b) through (d) above when sent or mailed to the recipient pursuant to the contact information for such recipient set forth on the signature pages of this Agreement, which contact information may be modified by a party hereto providing written notice of such modification to all other Parties pursuant to this Section 8.3. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Conshohocken, Pennsylvania are authorized or required by Law to be closed for business. 8.4 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles. 8.5 Waiver. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the other documents and instruments referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the other documents and instruments referred to in this Agreement. 8.6 Entire Agreement; Modification. This Agreement (together with the Schedules, Exhibits and the other documents, agreements and instruments referenced herein) supersedes all prior agreements between the Parties with respect to its subject matter (including that certain Term Sheet, dated December 1, 2021, by and between the Seller and Buyer), and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter contained herein. This Agreement may not be amended except by a written agreement executed by all Parties that will be burdened by such amendment.

72520263v19 21 8.7 Assignments, Successors, and No Third Party Rights. No Party may assign any of its rights under this Agreement without the prior written consent of the other Party, except that the Buyer may so long as it remains liable for its obligations under this Agreement (a) collaterally assign this Agreement to any of its lenders; (b) assign its rights and obligations under this Agreement to a wholly-owned subsidiary; and (c) assign its rights and obligations under this Agreement to any successor-in-interest, whether by merger, sale of assets or otherwise. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the permitted successors and assigns of the Parties. Other than with respect to the Buyer Indemnified Persons and Seller Indemnified Persons as contemplated by Article 7, who are expressly intended to be, and hereby are made, third party beneficiaries of the provisions of Article 7, nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. 8.8 Severability. The provisions of this Agreement are severable and shall be separately construed. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. 8.9 Section Headings; Construction. The headings of the Articles and Sections in this Agreement are provided for convenience only and will not affect the construction or interpretation of this Agreement. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. If any payment is required to be made, or other action (including the giving of notice) is required to be taken, pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be considered to have been made or taken in compliance with this Agreement if made or taken on the next succeeding Business Day. In this Agreement, a period of days shall be deemed to begin on the first day after the event that began the period and to end at 5:00 p.m. (local time, Indianapolis, Indiana) on the last day of the period. If any period of time is to expire hereunder on any day that is not a Business Day, the period shall be deemed to expire at 5:00 p.m. (local time, Conshohocken, Pennsylvania) on the next succeeding Business Day. Each Party represents and agrees that: it has had the opportunity to be represented by independent counsel of its own choosing, it or its authorized officers or directors (as applicable) have carefully read and fully understand this Agreement in its entirety, it is fully aware of the contents of this Agreement and its meaning, intent and legal effect. This Agreement is the product of negotiations between the Parties and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived by each Party. The terms “Knowledge of the Seller”, “Knowledge of the Seller Parties”, or words of similar import mean the actual knowledge of David White, Chris Guthrie, Jon Buzan, John Krinis, and Robert Scott after reasonable due inquiry. 8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile or electronic transmission of a counterpart hereto shall be deemed an original hereof. [Signature Page Follows]

Exhibit A Escrow Agreement See attached.

ESCROW AGREEMENT THIS ESCROW AGREEMENT (the “Agreement”) dated effective as of March 31, 2022 (the “Effective Date”), is by and among August Mack Environmental, Inc., an Indiana corporation (“Purchaser”), Comstock Environmental Services, LLC, a Virginia limited liability company (“Seller”), and U.S. Bank National Association, a national banking association, as escrow agent hereunder (“Escrow Agent”). BACKGROUND A. Purchaser and Seller have entered into that certain Asset Purchase Agreement dated as of March 30, 2022 (the “Purchase Agreement”), pursuant to which Purchaser is purchasing substantially all of the assets and certain liabilities of Seller used in the operation of Seller’s environmental engineering, environmental consulting, and tank construction business. The Purchase Agreement provides that Purchaser shall deposit on behalf of Seller the Escrow Fund (defined below) in a segregated escrow account to be held by Escrow Agent for the purpose of post-closing working capital adjustments and indemnifications that may become due to Purchaser pursuant to the Purchase Agreement. B. Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and any earnings thereon in accordance with the terms of this Agreement. C. Purchaser and Seller have appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Agreement. D. Purchaser and Seller acknowledge that (i) Escrow Agent is not a party to and has no duties or obligations under the Purchase Agreement, (ii) all references in this Agreement to the Purchase Agreement are solely for the convenience of Purchaser and Seller, and (iii) Escrow Agent shall have no implied duties beyond the express duties set forth in this Agreement. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows: 1. Definitions. The following terms shall have the following meanings when used herein: “Adjustment Escrow Amount” means Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). “Business Day” means any day, other than a Saturday, Sunday or legal holiday, on which Escrow Agent at its location identified in Section 15 is open to the public for general banking purposes. “Claim Notice” has the meaning set forth in Section 6(a). 1 7 2602403v32602403v7

“Escrow Fund” means the Adjustment Escrow Amount and the Indemnity Escrow Amount, together with any interest and other income thereon. “Escrow Period” means the period commencing on the date hereof and ending at the close of Escrow Agent’s Business Day on the second (2nd) anniversary of the Effective Date unless earlier terminated pursuant to this Agreement. “Final Order” means a final and nonappealable order of a court of competent jurisdiction (an “Order”), which Order is delivered to Escrow Agent accompanied by a written instruction from Purchaser or Seller given to effectuate such Order and confirming that such Order is final, nonappealable and issued by a court of competent jurisdiction, and Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers. “Indemnified Party” has the meaning set forth in Section 11. “Indemnity Claim” has the meaning set forth in Section 6(a). “Indemnity Escrow Amount” means One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). “Joint Written Direction” means a written direction executed by a Purchaser Representative and a Seller Representative, delivered to Escrow Agent in accordance with Section 15 and directing Escrow Agent to disburse all or a portion of the Escrow Fund or to take or refrain from taking any other action pursuant to this Agreement. “Purchaser Representative” means the person(s) so designated on Schedule B hereto or any other person designated in a writing signed by Purchaser and delivered to Escrow Agent and a Seller Representative in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement. “Representatives” means a Purchaser Representative and a Seller Representative. “Seller Representative” means the person(s) so designated on Schedule B hereto or any other person designated in a writing signed by Seller and delivered to Escrow Agent and a Purchaser Representative in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement. 2. Appointment of and Acceptance by Escrow Agent. Purchaser and Seller hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Fund in accordance with Section 3, shall hold, invest and disburse the Escrow Fund in accordance with this Agreement. 3. Deposit of Escrow Fund. Simultaneously with the execution and delivery of this Agreement, Purchaser will transfer the Escrow Fund, by wire transfer of immediately available 2 7 2602403v32602403v7 funds, to an account designated by Escrow Agent (the “Escrow Account”). Escrow Fund will remain uninvested. 4. Disbursements of Escrow Fund. (a) Escrow Agent shall disburse Escrow Fund, or a portion thereof, at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction substantially in the form of Attachment 1 hereto and received by Escrow Agent as set forth in Section 15. Such Joint Written Direction must contain the amount of the Escrow Fund to be so released and complete payment instructions, including funds transfer instructions or an address to which a check should be sent. (b) Purchaser and Seller, as between themselves, hereby agree that if Purchaser makes a claim for any uncollected accounts receivable pursuant to Section 2.2(d)(ii) of the Purchase Agreement, Purchaser and Seller shall execute and deliver to Escrow Agent a Joint Written Direction, authorizing Escrow Agent to disburse the Indemnity Escrow Amount to Purchaser in the amount of such uncollected accounts receivable. (c) Purchaser and Seller, as between themselves, hereby agree that Purchaser and Seller shall execute and deliver to Escrow Agent a Joint Written Direction, authorizing Escrow Agent to disburse the Adjustment Escrow Amount to Seller or Purchaser, as applicable, pursuant to the terms of Section 2.2(b) of the Purchase Agreement. (d) Upon the expiration of the Escrow Period, Escrow Agent shall distribute to Seller pursuant to the funds transfer instruction set forth in this Section 4(c), as promptly as practicable, any remaining Indemnity Escrow Amount not subject to a Claim Notice as provided in Section 6. Purchaser and Seller each acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Seller: Bank Name: Eagle Bank Bank Address: 7815 Woodmont Avenue Bethesda, MD 20814 ABA No.: 055003298 Account Name: Comstock Real Estate Services, L. C. Account No.: 020-017-7905 (e) Prior to any disbursement, Escrow Agent must receive reasonable identifying information regarding the recipient so that Escrow Agent is able to comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or Form W-8, as applicable. All disbursements of Escrow Fund will be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to Section 11 and Section 12. (f) Purchaser and Seller may each deliver written notice to Escrow Agent in accordance with Section 15 changing their respective funds transfer instructions, which notice will 3 7 2602403v32602403v7 be effective only upon receipt by Escrow Agent and after Escrow Agent has had reasonable time to act upon such notice. 5. Suspension of Performance; Disbursement into Court. If, at any time, (a) a dispute exists with respect to any obligation of Escrow Agent under this Agreement, (b) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, Escrow Agent’s proper actions with respect to its obligations hereunder, or (c) the Representatives have not, within 10 days of receipt of a notice of resignation, appointed a successor escrow agent to act under this Agreement, then Escrow Agent may, in its sole discretion, take either or both of the following actions: (i) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty is resolved to the sole satisfaction of Escrow Agent or until a successor escrow agent is appointed. (ii) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty and, to the extent required or permitted by law, pay into such court, for holding and disposition by such court, the Escrow Fund, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. Escrow Agent will have no liability to Purchaser or Seller for any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise due to any delay in any other action required or requested of Escrow Agent. 6. Resolutions & Disbursement of Claims. If during the Escrow Period Purchaser elects to make a claim for indemnity against Seller pursuant to Article 7 of the Purchase Agreement, then the procedure for administering and resolving such claims is as follows: (a) If Purchaser elects to assert a claim for indemnity as contemplated by the Purchase Agreement (an “Indemnity Claim”), it must give written notice of such claim (a “Claim Notice”) to Escrow Agent and Seller prior to the expiration of the Escrow Period. Such Claim Notice must include a description of the claim and the basis therefor and the amount, if known, asserted by Purchaser for such claim (including, if appropriate, an estimate of all costs and expenses reasonably expected to be incurred by Purchaser by reason of such claim). (b) Escrow Agent shall pay an Indemnity Claim to Purchaser from the Indemnity Escrow Amount only pursuant to (i) Seller’s written direction, (ii) a Joint Written Direction, or (iii) a Final Order. 7. Investment of Funds. Based upon Purchaser’s and Seller’s prior review of investment alternatives, Escrow Agent is directed to leave the Escrow Fund uninvested. To the 4 7 2602403v32602403v7 extent applicable regulations grant rights to receive brokerage confirmations for certain security transactions, Purchaser and Seller waive receipt of such confirmations. 8. Tax Reporting. (a) Escrow Agent has no responsibility for the tax consequences of this Agreement and Purchaser and Seller shall consult with independent counsel concerning any and all tax matters. Purchaser and Seller jointly and severally agree to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement and (ii) request and direct the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise the Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations. Except as otherwise agreed by Escrow Agent in writing, Escrow Agent has no tax reporting or withholding obligation except to the Internal Revenue Service with respect to Form 1099-B reporting on payments of gross proceeds under Internal Revenue Code Section 6045 and Form 1099 and Form 1042-S reporting with respect to investment income earned on the Escrow Fund, if any. Escrow Agent shall have no responsibility for Form 1099-MISC reporting with respect to disbursements that Escrow Agent makes in an administrative or ministerial function to vendors or other service providers and shall have no tax reporting or withholding duties with respect to the Foreign Investment in Real Property Tax Act (FIRPTA). (b) To the extent that U.S. federal imputed interest regulations apply, Purchaser and Seller shall so inform the Escrow Agent, provide the Escrow Agent with all imputed interest calculations and direct the Escrow Agent to disburse imputed interest amounts as Purchaser and Seller deem appropriate. The Escrow Agent will rely solely on such provided calculations and information and will have no responsibility for the accuracy or completeness of any such calculations or information. Purchaser and Seller shall provide Escrow Agent a properly completed IRS Form W-9 or Form W-8, as applicable, for each payee. If requested tax documentation is not so provided, Escrow Agent is authorized to withhold taxes as required by the United States Internal Revenue Code and related regulations. (c) Except as otherwise directed by Purchaser and Seller in writing, Escrow Agent will report, on an accrual basis, all interest or income on the Escrow Fund as being owned by Seller for federal income tax purposes. If any accrued interest income attributed to Seller is subsequently disbursed by Escrow Agent to Purchaser, Purchaser and Seller shall jointly direct Escrow Agent in writing with respect to the appropriate tax treatment and reporting of such disbursements. 9. Resignation or Removal of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days’ prior written notice to Purchaser and Seller specifying a date when such resignation will take effect and, after the date of such resignation notice, notwithstanding any other provision of this Agreement, Escrow Agent’s sole obligation will be to hold the Escrow Fund pending appointment of a successor Escrow Agent. Similarly, Escrow Agent may be removed at any time by Purchaser and Seller giving at least thirty (30) days’ prior written notice to Escrow Agent specifying the date when such removal will take effect. If Purchaser and Seller fail to jointly appoint a successor 5 7 2602403v32602403v7

Escrow Agent prior to the effective date of such resignation or removal, Escrow Agent may petition a court of competent jurisdiction to appoint a successor escrow agent, and all costs and expenses related to such petition shall be paid jointly and severally by Purchaser and Seller. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Fund and shall pay all Escrow Fund to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation or removal, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. 10. Duties and Liability of Escrow Agent. (a) Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties will be implied. Escrow Agent has no fiduciary or discretionary duties of any kind. Escrow Agent’s permissive rights will not be construed as duties. Escrow Agent has no liability under and no duty to inquire as to the provisions of any document other than this Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein and whether or not a copy of such document has been provided to Escrow Agent. Escrow Agent’s sole responsibility is to hold the Escrow Fund in accordance with Escrow Agent’s customary practices and disbursement thereof in accordance with the terms of this Agreement. Escrow Agent shall not be responsible for or have any duty to make any calculations under this Agreement, or to determine when any calculation required under the provisions of this Agreement should be made, how it should be made or what it should be, or to confirm or verify any such calculation. Escrow Agent will not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. This Agreement will terminate upon the distribution of all the Escrow Fund pursuant to any applicable provision of this Agreement, and Escrow Agent will thereafter have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Fund. (b) Escrow Agent will not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines, which determination is not subject to appeal, that Escrow Agent’s gross negligence or willful misconduct in connection with its material breach of this Agreement was the sole cause of any loss to Purchaser or Seller. Escrow Agent may retain and act hereunder through agents, and will not be responsible for or have any liability with respect to the acts of any such agent retained by Escrow Agent in good faith. (c) Escrow Agent may conclusively rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent believes to be genuine and to have been signed or presented by the person purporting to sign it and shall have no responsibility or duty to make inquiry as to or to determine the truth, accuracy or validity thereof (or any signature appearing thereon). In no event will Escrow Agent be liable for (i) acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document believed by 6 7 2602403v32602403v7

Escrow Agent to have been created by or on behalf of Purchaser or Seller, (ii) incidental, indirect, special, consequential or punitive damages or penalties of any kind (including, but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action or (iii) any amount greater than the value of the Escrow Fund as valued upon deposit with Escrow Agent. (d) Escrow Agent will not be responsible for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, attacks or intrusions, power failures, earthquakes or any other circumstance beyond its control. Escrow Agent will not be obligated to take any legal action in connection with the Escrow Fund, this Agreement or the Purchase Agreement or to appear in, prosecute or defend any such legal action or to take any other action that in Escrow Agent’s sole judgment may expose it to potential expense or liability. Purchaser and Seller are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. Escrow Agent will have no liability to Purchaser or Seller, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Fund escheat by operation of law. (e) Escrow Agent may consult, at Purchaser’s and Seller’s cost, legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving this Agreement, and will incur no liability and must be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel. Purchaser and Seller agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder. When any action is provided for herein to be done on or by a specified date that falls on a day other than a Business Day, such action may be performed on the following Business Day. (f) If any portion of the Escrow Fund is at any time attached, garnished or levied upon, or otherwise subject to any writ, order, decree or process of any court, or in case disbursement of Escrow Fund is stayed or enjoined by any court order, Escrow Agent is authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders, decrees or process so entered or issued, including but not limited to those which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction; and if Escrow Agent relies upon or complies with any such writ, order, decree or process, it will not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even if such order is reversed, modified, annulled, set aside or vacated. (g) Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell and deal in any of the securities of any other party hereto and contract and lend money to any other party hereto and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein will preclude Escrow Agent from acting in any other capacity for any other party hereto or for any other person or entity. 7 7 2602403v32602403v7

(h) In the event instructions, including funds transfer instructions, address change or change in contact information are given to Escrow Agent (other than in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, Escrow Agent is authorized, but not required, to seek confirmation of such instructions by telephone call-back to any person designated by the instructing party on Schedule B hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and will be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If Escrow Agent is unable to contact any of the designated representatives identified in Schedule B, Escrow Agent is hereby authorized but will be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Purchaser’s or Seller’s executive officers (“Executive Officers”), as the case may be, which will include the titles of Chief Executive Officer, President and Vice President, as Escrow Agent may select. Such Executive Officer must deliver to Escrow Agent a fully executed incumbency certificate, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Purchaser and Seller agree that Escrow Agent may at its option record any telephone calls made pursuant to this Section. Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Purchaser or Seller to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank, even when its use may result in a transfer of funds to a person other than the intended beneficiary or to a bank other than the intended beneficiary’s bank or intermediary bank. Purchaser and Seller acknowledge that these optional security procedures are commercially reasonable. 11. Indemnification of Escrow Agent. Purchaser and Seller, jointly and severally, shall indemnify and hold harmless Escrow Agent and each director, officer, employee and affiliate of Escrow Agent (each, an “Indemnified Party”) upon demand against any and all claims, actions and proceedings (whether asserted or commenced by Purchaser, Seller or any other person or entity and whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) (collectively, “Losses”) arising from this Agreement or Escrow Agent’s actions hereunder, except to the extent such Losses are finally determined by a court of competent jurisdiction, which determination is not subject to appeal, to have been directly caused solely by the gross negligence or willful misconduct of such Indemnified Party in connection with Escrow Agent’s material breach of this Agreement. Purchaser and Seller further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorneys’ fees, incurred by such Indemnified Party in connection with the enforcement of Purchaser’s and Seller’s obligations to Escrow Agent under this Agreement. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by Purchaser and Seller jointly and severally. The obligations of Purchaser and Seller under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent. 12. Compensation of Escrow Agent. 8 7 2602403v32602403v7

(a) Fees and Expenses. Purchaser and Seller agree, jointly and severally, to compensate Escrow Agent upon demand for its services hereunder in accordance with Schedule A attached hereto. Without limiting the joint and several nature of their obligations to Escrow Agent, Purchaser and Seller agree between themselves that each will be responsible to the other for one-half of Escrow Agent’s compensation. The obligations of Purchaser and Seller under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent. (b) Disbursements from Escrow Fund to Pay Escrow Agent. Escrow Agent is authorized to, and may disburse to itself from the Escrow Fund, from time to time, the amount of any compensation and reimbursement of expenses due and payable hereunder (including any amount to which Escrow Agent or any other Indemnified Party is entitled to seek indemnification hereunder). Escrow Agent shall notify Purchaser and Seller of any such disbursement from the Escrow Fund to itself or any other Indemnified Party and shall furnish Purchaser and Seller copies of related invoices and other statements. (c) Security and Offset. Purchaser and Seller hereby grant to Escrow Agent and the other Indemnified Parties a first priority security interest in, lien upon and right of sale and offset against the Escrow Fund with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Escrow Fund are insufficient to cover such compensation and reimbursement, Purchaser and Seller shall promptly pay such amounts upon receipt of an itemized invoice. 13. Representations and Warranties. Purchaser and Seller each respectively make the following representations and warranties to Escrow Agent: (a) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms. (b) each of the applicable persons designated on Schedule B attached hereto has been duly appointed to act as its authorized representative hereunder and individually has full power and authority on its behalf to execute and deliver any instruction or direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as its authorized representative under this Agreement and no change in designation of such authorized representatives will be effective until written notice of such change is delivered to each other party to this Agreement pursuant to Section 15 and Escrow Agent has had reasonable time to act upon it. (c) the execution, delivery and performance of this Agreement by Escrow Agent does not and will not violate any applicable law or regulation and no printed or other material in any language, including any prospectus, notice, report, and promotional material that mentions “U.S. Bank” or any of its affiliates by name or the rights, powers, or duties of Escrow Agent under this Agreement will be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Escrow Agent. 9 7 2602403v32602403v7

(d) it will not claim any immunity from jurisdiction of any court, suit or legal process, whether from service of notice, injunction, attachment, execution or enforcement of any judgment or otherwise. (e) there is no security interest in the Escrow Fund or any part thereof and no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Fund or any part thereof. 14. Identifying Information. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, Escrow Agent requires documentation to verify its formation and existence as a legal entity. Escrow Agent may require financial statements, licenses or identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Purchaser and Seller agree to provide all information requested by Escrow Agent in connection with any legislation or regulation to which Escrow Agent is subject, in a timely manner. Escrow Agent’s appointment and acceptance of its duties under this Agreement is contingent upon verification of all regulatory requirements applicable to Purchaser, Seller and any of their permitted assigns, including successful completion of a final background check. These conditions include, without limitation, requirements under the USA PATRIOT Act, the USA FREEDOM Act, the Bank Secrecy Act, and the U.S. Department of the Treasury Office of Foreign Assets Control. If these conditions are not met, Escrow Agent may at its option promptly terminate this Agreement in whole or in part and refuse any otherwise permitted assignment by Purchaser or Seller, without any liability or incurring any additional costs. 15. Notices. All notices, approvals, consents, requests and other communications hereunder (each, a “Notice”) must be in writing, in English, and may only be delivered (a) by personal delivery, or (b) by national overnight courier service, or (c) by certified or registered mail, return receipt requested, or (d) by email. Notice will be effective upon receipt except for notice via email, which will be effective on the date and time it is sent only if a copy is issued on the same day by any other method provided for in this Section. Notices may only be sent to the applicable party or parties at the address specified below: If to Purchaser or Purchaser Representative, at: August Mack Environmental, Inc. 1302 North Meridian Street, Suite 300 Indianapolis, Indiana 46202 Attn: Geoffrey A. Glanders Telephone: (317) 916-8000 E-mail: gglanders@augustmack.com If to Seller or Seller Representative, at: Comstock Environmental Services, LLC 10 7 2602403v32602403v7

Attn: Christopher Clemente Reston Station 1900 Reston Metro Plaza, 10th Floor Reston VA 20190 Telephone: (703)230-1985 E-mail: cclemente@comstockcompanies.com With a copy to: Comstock Companies Attn: Jubal Thompson, General Counsel Reston Station 1900 Reston Metro Plaza, 10th Floor Reston VA 20190 Telephone: (703)230-1985 E-mail: jthompson@comstockcompanies.com If to Escrow Agent, at: U.S. Bank National Association ATTN: Laura Stabley and Brian J. Kabbes One U.S. Bank Plaza, 3rd Floor St. Louis, Missouri 63101 Telephone: 314-418-3935 & 314-418-3943 E-mail: laura.stabley@usbank.com & brian.j.kabbes@usbank.com and to: U.S. Bank National Association ATTN: Russel Otzenberger Trust Finance Management 60 Livingston Avenue, EP-MN-WS3T St. Paul MN 55107 Telephone:651-466-6101 E-mail:russel.otzenberger@usbank.com or to such other address as each party may designate for itself by like notice and unless otherwise provided herein will be deemed to have been given on the date received. Escrow Agent shall not have any duty to confirm that the person sending any Notice by electronic transmission (including by e-mail, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by Escrow Agent to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to Escrow Agent) shall be deemed original signatures for all purposes. Notwithstanding the foregoing, Escrow Agent may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to Escrow Agent in lieu of, or in addition to, any such electronic Notice. Purchaser and Seller agree to assume all risks arising out of the use of electronic signatures and electronic methods to submit instructions and directions to Escrow 11 7 2602403v32602403v7

Agent, including without limitation the risk of Escrow Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. 16. Amendment and Assignment. None of the terms or conditions of this Agreement may be changed, waived, modified, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Agreement. No course of conduct will constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. No party may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other parties, provided that if Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to another entity, the successor or transferee entity without any further act will be the successor Escrow Agent. 17. Governing Law, Jurisdiction and Venue. This Agreement must be construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof that would require the application of any other laws. Each of the parties hereto irrevocably (a) consents to the exclusive jurisdiction and venue of the state and federal courts in the Commonwealth of Pennsylvania in connection with any matter arising out of this Agreement, (b) waives any objection to such jurisdiction or venue, (c) agrees not to commence any legal proceedings related hereto except in such courts, (d) consents to and agrees to accept service of process to vest personal jurisdiction over it in any such courts made as set forth in Section 15, and (e) waives any right to trial by jury in any action in connection with this Agreement. 18. Entire Agreement, No Third-Party Beneficiaries. This Agreement constitutes the entire agreement between the signatory parties hereto relating to the holding, investment and disbursement of Escrow Fund and sets forth in their entirety the obligations and duties of Escrow Agent with respect to Escrow Fund. This Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed will constitute one and the same agreement or direction. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The Section headings have been inserted for convenience only and will be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Agreement. Nothing in this Agreement, express or implied, is intended to or will confer upon any person other than the signatory parties hereto and the Indemnified Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. [signature page follows] 12 7 2602403v32602403v7

SCHEDULE A U.S. BANK NATIONAL ASSOCIATION Schedule of Fees for Services as Escrow Agent A. Administration Fee, One-Time: $2,500 The one-time administration fee covers the routine duties of Escrow Agent associated with the administration of the account. Administration fees are payable in advance. In the event that the Agreement is not terminated within three years, then an additional administrative fee of $1,000 shall be due for each year or part thereof. This assumes that Escrow Agent will be directed to leave the funds uninvested. B. Disbursement Processing Fees (if any): $100 per disbursement in excess of ten disbursements per year The first ten disbursements per year are included within the administration fee. Disbursement processing fees after ten disbursements per year (if any) will billed in arrears. This includes payment by check or wire. C. Out-of-Pocket Expenses (if any): At Cost Reimbursement of expenses associated with Escrow Agent’s acceptance, administration of, or performance under the Agreement, including without limitation fees and expenses of legal counsel, accountants and other agents, tax preparation, reporting and filing, publications, and filing and recording fees, will be billed at cost. Extraordinary services are responses to requests, inquiries or developments, or the carrying out of duties or responsibilities of an unusual nature, including termination, which may or may not be provided for in the governing documents, or are not routine or undertaken in the ordinary course of business. Payment of fees for extraordinary services is appropriate where particular requests, inquiries or developments are unexpected, even if the possibility of such things could have been foreseen at the inception of the transaction. A reasonable charge will be assessed and collected based on the nature of the extraordinary service. At our option, these charges will be billed at a flat fee or at Escrow Agent’s hourly rate then in effect. Extraordinary services might include, without limitation, amendments or supplements, specialized reporting, non-routine calculations, foreign wire transfers, processing of IRS Form W-8IMY, use investments not automated with Escrow Agent’s trust accounting system, and actual or threatened litigation or arbitration proceedings. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. 7 2602403v32602403v7

ATTACHMENT 1 FORM OF JOINT WRITTEN DIRECTION [To be completed on closing] U.S. Bank National Association, as Escrow Agent ATTN: Global Corporate Trust Services Address: _______________ RE: ESCROW AGREEMENT made and entered into as of ___________, 2022 by and among August Mack Environmental, Inc. (“Purchaser”), Comstock Environmental Services, LLC (“Seller”) and U.S. Bank National Association, in its capacity as escrow agent (the “Escrow Agent”). Pursuant to Section 4 of the above-referenced Escrow Agreement, Purchaser and Seller hereby instruct Escrow Agent to disburse the amount of [$_____] from the Escrow Account to [Purchaser][Seller], as provided below: Purchaser Seller Bank Name: Bank Name: Bank Address: Bank Address: ABA No.: ABA No. Account Name: Account Name: Account No.: Account No.: [Purchaser] By: ______________________________ Name: Date: ___________________ [Seller] By: ______________________________ Name: Date: ___________________ 7 2602403v32602403v7

Exhibit B Allocation of the Purchase Price Actual Net Working Capital: $1,128,976.00 Fixed Assets: $106,000.00 Goodwill: $182,341.00 Total Purchase Price $1,417,317.00

Exhibit C Bill of Sale and Assignment See attached.

72577742v7 BILL OF SALE THIS BILL OF SALE is entered into as of March 31, 2022, by Comstock Environmental Services, LLC, a Virginia limited liability company (“Seller”), in favor of August Mack Environmental, Inc., an Indiana corporation (“Buyer”), in accordance with that certain Asset Purchase Agreement, made effective as of March 31, 2022 (the “Purchase Agreement”), by and among Seller, Buyer, and Comstock Holding Companies, Inc., a Delaware corporation. Capitalized terms used herein but not otherwise defined shall have the meanings given them in the Purchase Agreement. 1. Seller hereby grants, sells, assigns, transfers, conveys, and delivers unto Buyer, all right, title and interest in and to all of the Acquired Assets, free and clear of all Liens. 2. Seller hereby further covenants that it will, at any time and from time to time at the reasonable request of Buyer, perform, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts and documents as Buyer may reasonably request to vest in Buyer full right, title and interest in and to any of the Acquired Assets. 3. This instrument is subject to all of the terms and conditions of the Purchase Agreement. If any provision of this instrument is construed to conflict with a provision of the Purchase Agreement, then the provision of the Purchase Agreement shall be deemed to be controlling. This instrument shall be binding upon and inure to the benefit of Seller, Buyer, and their respective successors and permitted assigns. This instrument shall be governed by, and construed in accordance with, the internal laws, and not the law of conflicts, of the Commonwealth of Pennsylvania. 4. A signed copy of this instrument delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this instrument. [Signature Page Follows]

Exhibit D Assignment and Assumption Agreement See attached.

72577709v7 ASSIGNMENT AND ASSUMPTION AGREEMENT THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of March 31, 2022 (the “Effective Date”), by and between Comstock Environmental Services, LLC, a Virginia limited liability company (the “Seller”), and August Mack Environmental, Inc., an Indiana corporation (the “Buyer”), in accordance with that certain Asset Purchase Agreement, made effective as of March 31, 2022 (the “Purchase Agreement”), by and among Seller, Buyer, and Comstock Holding Companies, Inc., a Delaware corporation. Capitalized terms used herein but not otherwise defined shall have the meanings given them in the Purchase Agreement. RECITALS: A. Pursuant to the terms of the Purchase Agreement, Buyer is purchasing the Acquired Assets from Seller. B. In connection with the purchase of the Acquired Assets contemplated by the Purchase Agreement, Seller wishes to transfer and assign to Buyer certain specified liabilities of Seller and all of Seller’s rights and obligations under certain contractual undertakings, and Buyer wishes to accept and assume the same, subject to the terms and conditions of this Agreement and the Purchase Agreement. NOW, THEREFORE, in light of the foregoing, the parties hereby agree as follows: 1. Assignment. Subject in all cases to the terms of the Purchase Agreement, Seller hereby grants, conveys, transfers, and assigns to Buyer and its successors and assigns, all of the right, title and interest of Seller in and to the Assumed Contracts, free and clear of all Liens. 2. Assumption. In consideration of the foregoing and the obligations of Seller under the Purchase Agreement, Buyer hereby assumes and agrees to discharge all of the Assumed Liabilities in accordance with their respective terms. 3. Excluded Liabilities. It is understood and agreed that notwithstanding anything contained herein to the contrary, Buyer is not assuming and shall not assume, or become liable for, at any time, any Excluded Liabilities. 4. Further Assurances. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such party nay reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement. 5. Terms of the Purchase Agreement. In the event of a conflict between the terms and provisions of this Agreement and the Purchase Agreement, the terms and provisions of the Purchase Agreement shall govern and control. 6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

72577709v7 7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws, and not the law of conflicts, of the Commonwealth of Pennsylvania. 8. Waivers. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party to be charged, and, unless otherwise stated therein, no such waiver shall constitute a waiver of any other provisions hereof (whether or not similar) or a continuing waiver. 9. No Third Party Rights. Nothing express or implied in this Agreement is intended or shall be construed to confer on any person other than Seller and Buyer any rights under this Agreement. 10. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions hereof shall remain in full force and effect. 11. Counterparts. This Agreement may be executed in multiple counterparts, and each counterpart hereof shall be deemed to be an original agreement, but all such counterparts shall constitute but one agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [Signature Page Follows] #5180180v5

Exhibit E Restricted Territory Any geographic area located within a radius of two hundred (200) miles from the Real Estate.

Schedule 1.1 Acquired Assets The Acquired Assets shall include the following assets of the Seller used or held for use by the Seller in or for the operation of the Business: (a) the following contracts to which the Seller is a party (collectively, the “Assumed Contracts”); i. all agreements or contracts with clients, whether written or verbal; ii. all agreements set forth on Schedule 4.12(i); (b) all accounts receivable held by the Seller as of the Closing Date, and any security, claim, remedy or other right related to the foregoing; (c) all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property; (d) to the extent assignable, all Permits; (e) other than the Former Employee Judgment (as defined in Schedule 1.2), all claims, deposits (other than security deposits under the real estate lease, if any), prepayments, refunds (excluding any Tax refunds), causes of action, choses in action, rights of recovery, rights of set off, insurance benefits, and rights of recoupment (excluding any such item relating to the payment of taxes); (f) all files (electronic or otherwise), books, records, ledgers, data, documents, correspondence, project and proposal information, customer lists, creative materials, advertising and promotional materials, studies, reports and other printed or written materials related to the Acquired Assets; (g) other than Excluded Intellectual Property, all Intellectual Property, whether registered or unregistered, including, but not limited to, copyrights, trademarks, trade names, trade secrets and know-how, patents and all applications therefor or relating thereto, the goodwill associated therewith, all licenses and sublicenses granted and obtained with respect thereto, all rights thereunder, all remedies against infringement thereof, and all rights to protection of interests therein under the laws of all jurisdictions; and (h) other than Excluded Intellectual Property, all other intangible property (such as going concern value, goodwill, and telephone numbers and listings).

Schedule 1.2 Excluded Assets The Excluded Assets shall include the following assets of the Seller: (a) cash and cash equivalents and checks, or other payments received by the Seller prior to the Closing; (b) rights to any Impaired Accounts Receivable; (c) rights to Tax refunds, or credits and current and deferred Tax assets, which relate to time periods prior to the Closing; (d) rights under this Agreement or under any Ancillary Document; (e) corporate records, minute book and seal; (f) any Contracts that are not Assumed Contracts, including, but not limited to: i. the Contract between the Seller and Comstock Herndon Ventures LC related to an environmental services project at 770 Herndon, VA and related accounts receivable (which had a balance of $14,900 as of January 31, 2022); and ii. the Contract between the Seller and Spartan or its affiliate related to a tank construction project at the James E. Van Zandt Medical Hospital Center and related accounts receivable (which had a balance of $98,000 as of January 31, 2022); (g) any property (whether real, personal, tangible, intangible or mixed) not used by Seller in or for the operation of the Business; (h) any rights in connection with and assets of any Benefit Plans; (i) any rights to any security deposit under the real estate lease; (j) any rights to any and all Intellectual Property of the Seller containing the trade name “Comstock” or any derivation thereof, including, without limitation, email addresses, domain names, marketing materials, trademarks or tradenames (collectively, the “Excluded Intellectual Property”); (k) the Seller’s insurance policies and any rights arising thereunder, including the right to any prepaid insurance premiums; and (l) any rights under that certain judgment against React Environmental Services Group, Inc. and Jerry F. Naples, Jr, (the “Former Employee Judgment”).

Schedule 1.4 Excluded Liabilities The Excluded Liabilities shall include without limitation the following obligations and liabilities of the Seller: (a) for any liability or obligation for Taxes of the Seller or any of its Affiliates; (b) for costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby; (c) resulting from, arising out of, relating to, in the nature of, or caused by any (i) breach of contract, (ii) tort, (iii) infringement or violation of Law or of any order or judgment, or (iv) environmental matter; (d) which relate to any Excluded Assets or to the operation of the Business prior to the Closing (unless expressly an Assumed Liability); (e) for unpaid remuneration or compensation due to or in connection with the Seller’s employees through the Closing, including accrued but unpaid salaries, bonuses, commissions, union fees, benefits or dues; (f) under any employment, severance, retention, bonus or termination agreement with any employee or contractor of the Seller; (g) arising out of or relating to any employee grievance, the facts or circumstances of which occurred prior to the Closing, whether or not the affected employees are hired by the Buyer at or after the Closing; (h) arising out of any Actions or dispute or workers’ compensation claim pending or settled as of the Closing; (i) arising out of any Actions, dispute or workers’ compensation claim commenced after the Closing relating to any occurrence or event happening prior to or on the Closing; (j) for any capital leases, borrowed money, credit cards or other indebtedness or incurred in connection with any credit facilities; (k) based on the Seller or its employees’, agents’ and contractors’ acts or omissions occurring after the Closing; (l) under this Agreement or under any Ancillary Document; (m) resulting from, arising out of, or relating to any Benefit Plan; (n) arising out of change of control agreements and employment agreements with change of control provisions between the Seller and the Seller’s employees, including, but not limited to: John Krinis, Brian Donoghue, Jon Buzan, and Robert Scott; and

(o) any obligations and liabilities of the Seller related to claims or disputes by Spartan under the Contract between the Seller and Spartan or its affiliate related to a tank construction project at the James E. Van Zandt Medical Hospital.

<u>Schedule 2.2(c)(x)</u>

Current Assets

	Per Quickbooks (2/28/2022)	Adjustments		Estimate of Acquired Assets For Closing
Assets				
Accounts Receivable	$ 1,839,206	$ (98,000)	(1)	$ 1,741,206
Retainage Receivables	$ 164,442	$ -		$ 164,442
Bad Debt Reserve	$ (2,323)	$ -		$ (2,323)
Accrued Revenue	$ 187,226	$ -		$ 187,226
Prepaid Expenses	$ 15,904	$ (5,904)	(2)	$ 10,000
Additional Receivable Reserve	$ -	$ (143,363)	(3)	$ (143,363)
Retainage Receivable Reserve	$ -	$ (42,188)	(4)	$ (42,188)
Current Assets Purchased	$ 2,204,455	$ (289,454)		$ 1,915,000

Notes

(1) Remove accounts receivable due from James E Van Zandt Medical Center (Spartan) Which Is An Excluded Asset.

(2) Certain prepaid expenses are either not transferring, have been cleaned up, or are WIP. These items are:

Assets	Amounts
Nov - Sales Force subscription 11/1/21 - 10/31/22	$ 1,696
July - 1410 Doron Dr	$ 1,941
Aug - 1410 Doron Dr.	$ 2,267

(3) Five Specific receivables are reserved at closing. They are:

Projects	Amounts
7001 Horrocks Street, Philadelphia, PA	$ 40,806
130 East Lancaster Avenue, Shillington, PA	$ 45,051
716 Belvoir Road, Plymouth Meeting, PA	$ 33,750
Christopher Columbus HOPE, Paterson, NJ	$ 9,380
Paterson HOPE, Paterson, NJ	$ 14,375

(4) Retainage receivables incurred prior to August 2021 are reserved at 50%.

Seller and Buyer agree that subsequent to closing, Buyer will continue to pursue full collection of all outstanding trade and retainage receivables, related to the Additional Receivable Reserve (note (3)) and Retainage Receivable Reserve (note (4)). Seller is entitled to receive the full gross amount of these receivables that are ultimately collected. To the extent that these receivables are not collected, and Buyer elects to assign them pursuant to the Asset Purchase Agreement, Seller retains the right at that time to pursue collection of any uncollected amounts related to those account balances.

Prior to closing, Seller has provided goods and services for 2 customers stated below that have not been invoiced. There are no amounts recorded in current assets in the books and records reflected in the table above as Seller is awaiting an executed change order from the customer. Seller and Buyer agree that subsequent to closing the Buyer will seek to obtain the executed change order and that subsequent billings for goods and services provided in periods prior to closing will be remitted to Seller if collected. To the extent that the Buyer does not receive the executed change orders within 120 days following close, these contingent assets will be considered to be Excluded Assets pursuant to the Asset Purchase Agreement.

The 2 specific customers and related amounts are –
Tracey Mechanical (general contractor related to Temple University project) – estimated change order $40,000 to $45,000
Philadelphia Water Authority – estimated change-order $5,000 to $15,000.

Schedule 2.2(c)(y)

Current Liabilities

	Per Quickbooks (2/28/2022)		Adjustments			Estimate of Acquired Assets For Closing	
Liabilities							
Accounts Payable	$	5,383,834	$	(4,646,356)	(5)	$	737,479
401k Payable	$	13,286	$	(13,286)	(6)	$	-
Accrued Expenses	$	34,680	$	(29,180)	(7)	$	5,500
Customer Overpayment/Deposit Liability	$	15,242				$	15,242
Accrued Vacaction/PTO	$	-	$	27,803	(8)	$	27,803
						$	-
Loan - Bancorp Bank - ST	$	5,772	$	(5,772)	(9)	$	-
	$	5,452,814	$	(4,666,791)		$	786,023

Notes

(5) Remove accounts payable due to Parent (Comstock) which is not being assumed by Buyer under Article 1.3(b) of the Asset Purchase Agreement.

(6) Remove amounts related to benefit plan which is an Excluded Liability per Schedule 1.4 (item (m))

(7) Eliminate accrued Conshohocken Gross Receipts Tax. Buyer is not assuming Taxes per Schedule 1.4 (item (a))

(8) Represents accrued vacation balance being assumed by AM as of March 30, 2022. Comstock will pay transitioning employees directly for accrued vacation hours (in excess of 40) not assumed by AM. In addition, Comstock's policy is that upon termination unused sick leave, personal days and volunteer hours are forfeited so this liability is neither assumed by AM or paid to transitioning employees.

(9) Eliminate liability for Bancorp loan related to 2018 Dodge Ram truck that will be paid off prior to Closing.

Schedule 3.2(l) Cooperation Employees Tyler Auker Brandon Bullett Jon Buzan Bill Chaykin Brian Donoghue Steven Hartman Chelsea Johnston Tim Kincaid John Krinis Brandon Lawyer Navjot Mangat Siena Myrsiades Andrea Radtke Stephanie Scott Robert Scott Brian Sheaffer Dan Sheehan Noah Shreiner Steve Treschow Chris Williams